RELEASE AGREEMENT

This Release Agreement (the "**Agreement**"), dated as of February 8, 2021 (the "**Effective Date**"), is entered into by and between **GREGORY K. RAGLAND**, an adult individual with an address of 1523 E. Rancho Drive, Phoenix, AZ 85014 (the "**Claimant**"), and **IOTA COMMUNICATIONS, INC.,** a Delaware corporation with an address of 600 Hamilton Street, Suite 1010, Allentown, PA 18101 (the "**Company**") (Claimant and Company are hereinafter referred to collectively as the "**Parties**", and individually, as a "**Party**").

WHEREAS, Claimant has made a claim against Company for payment for certain advisory and/or consulting services rendered through the Effective Date (collectively, the "**Claim**") pursuant to that certain Consulting Agreement between the Company and Claimant, with an effective date of November 1, 2019 (the "**Consulting Agreement**");

WHEREAS, the Claim for payment includes, but is not limited to, the consideration identified on Schedule A to the Consulting Agreement;

WHEREAS, the Parties now wish to amicably settle and resolve certain disputes, controversies and claims between and among them, including, but not limited to, those in the Claim, in order to eliminate the cost and uncertainty associated with litigation; and

WHEREAS, the Parties have consulted with their respective attorneys prior to executing this Agreement.

NOW, THEREFORE, incorporating the foregoing recitals as a material part hereof, and in consideration of the mutual covenants set forth in this Agreement, **intending to be legally bound hereby**, the undersigned Parties do hereby agree as follows:

1. Settlement Consideration. As consideration for the release granted herein, Company shall issue to Claimant a warrant to purchase two million five hundred thousand (2,500,000) shares of common stock of the Company, with a "strike price" of $0.12 per share and a five (5) year term (the "**Settlement Consideration**"). The Settlement Consideration shall be delivered to Claimant within ten (10) business days of the execution of this Agreement.

2. The Parties' Obligations. Except for the Settlement Consideration as set forth in Paragraph 1, the Parties shall make no other payment to one another in connection with the Claim. The Parties shall bear their own costs and shall pay their own attorneys' fees. By signing this Agreement, Claimant, on behalf of itself and its attorneys, forever waives any claims for attorneys' fees that Claimant and/or Claimant's law firm, may have against Company.

3. Legal Action. The Parties agree that neither has filed a legal action on the basis of the Claim and they shall refrain from doing so in the future.

4. Claimant's Release. For good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, and conditioned solely upon receipt of the Settlement Consideration set forth in Paragraph 1, Claimant (on behalf of Claimant and Claimant's affiliates,

heirs, representatives and/or agents) **DOES FULLY AND FOREVER RELEASE AND DISCHARGE** Company, and Company's respective successors, predecessors, assigns, subsidiaries, parents, affiliates, agents, employees, partners, representatives, attorneys, insurers, and directors, collectively and individually, in their individual and representative capacities, past and present (all referred to as the "**Company Releasees**"), from any and all claims, demands, liabilities, obligations, damages, causes of action, or suits, whether known or unknown, that Claimant may have had, may have now, or hereinafter may acquire against the Company Releasees, based on acts or events from the beginning of time through the Effective Date. Without limiting the generality of the foregoing, this release includes all matters, claims, demands, liabilities, obligations, damages, causes of action, or suits, between Claimant and the Company Releasees, or any of them, whether known or unknown or whether based in contract or in tort, including, without limitation, those arising out of or, in any way, related to the Claim and/or the Consulting Agreement.

5. Confidentiality. This Agreement and all of the terms and conditions contained herein are, and shall remain, confidential. Accordingly, the Parties hereby promise that they, and their attorneys and representatives, will not, at any time in the future, publicize, advertise, report, or otherwise communicate in any manner whatsoever, the terms or conditions of this Agreement, the consideration set forth herein, or any aspect of the Claim to any person, corporation, organization, magazine, newspaper, journal, website, publication or other third-party. Any breach by any Party, or by any of their agents, of this covenant of confidentiality shall be a breach of this Agreement, entitling the other, at its option, to recover reasonable attorney's fees and costs incurred in any attempt to enforce this covenant of confidentiality or recover damages, including any sums paid pursuant hereto. In the event of a breach of this Agreement, the non-breaching Party shall also be entitled to an injunction prohibiting further violations of this Agreement.

6. No Admission of Liability. This Agreement is executed pursuant to a compromise and settlement, without any admission of liability by the Parties, but solely for the purpose of avoiding costly litigation on disputed claims and avoiding uncertainty, controversy and legal expense.

7. Amendment. This Agreement shall be binding upon the Parties and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by all of the Parties.

8. Entire Agreement/Governing Law. This Agreement contains and constitutes the entire understanding and agreement between the Parties and cancels all prior or contemporaneous oral or written understandings, negotiations, agreements, commitments, warranties, representations, and promises in connection herewith. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania. The Court of Common Pleas of Lehigh County, Pennsylvania, shall have exclusive jurisdiction to resolve any dispute regarding this Agreement.

9. Severability. If any provision in this Agreement is declared, or determined by any court, to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not

be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all Parties are not a signatory to the original or the same counterpart. Furthermore, the Parties mutually agree that this Agreement may be executed by a faxed signature or digital copy in counterparts which taken together should be considered an original.

11. Construction. The headings of the sections contained herein are for convenience only and are not to be used to define, limit or construe their contents. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.

12. Successors and Assignment. All of the rights and obligations of the Parties under this Agreement shall bind, and inure to the benefit of, the respective successors of the Parties. This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of all of the Parties.

13. Authority. The Parties represent and warrant that: (i) the individuals who execute this Agreement are duly authorized to execute this Agreement; (ii) no other signature, act or authorization is necessary to make this Agreement binding on the respective Parties; (iii) to the best of their knowledge, the Parties named are all the necessary and proper Parties; and (iv) Claimant represents and warrants that Claimant has not compromised, assigned, subrogated, pledged or transferred to any person, firm, partnership, corporation or other entity whatsoever any of the claims, demands, or causes of action to be released pursuant to all paragraphs above including, without limitation, those asserted in the Claim, and no other person or entity has any interests in those Claims.

14. Representation by Counsel. The Parties hereby acknowledge that each has been represented by legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that each of them has executed this Agreement with the consent and on the advice of such legal counsel. The Parties further acknowledge that each of them, and their counsel, have had an adequate opportunity to make whatever investigations or inquiry that they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Each Party has reviewed and revised, or had the opportunity to revise this Agreement, and accordingly the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

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By signing below, the Parties acknowledge that they have consulted with legal counsel regarding this Agreement and have carefully read and fully understand all of the provisions of this Agreement and that they are voluntarily entering into this Agreement, intending to be legally bound hereby.

Date: 2/18/21

Signed: ______________________
Print Name: Gregory K. Ragland

IOTA COMMUNICATIONS, INC.

Date: 3/1/2021

By: ______________________
Name: Terrence DeFranco
Title: Authorized Signatory

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